Exhibit 99
VIACOM REPORTS RESULTS FOR JUNE QUARTER

New York, NY, August 4, 2016 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results for the third quarter of fiscal 2016 ended June 30, 2016.
Fiscal Year 2016 Results

(in millions, except per share amounts)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2016	2015	2016 vs. 2015	2016	2015	2016 vs. 2015

GAAP
Revenues	$3,107	$3,058	2%	$9,262	$9,480	(2)%
Operating income	769	1,084	(29)	2,194	2,057	7
Net earnings attributable to Viacom	432	591	(27)	1,184	1,038	14
Diluted earnings per share	1.09	1.47	(26)	2.98	2.54	17

Non-GAAP*
Adjusted operating income	$769	$1,084	(29)%	$2,194	$2,865	(23)%
Adjusted net earnings attributable to Viacom	419	591	(29)	1,192	1,596	(25)
Adjusted diluted earnings per share	1.05	1.47	(29)	3.00	3.91	(23)

* Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

Philippe Dauman, Executive Chairman, President and Chief Executive Officer of Viacom, said, “In the quarter, Viacom continued to execute on our strategic plan by increasing investment in high-quality original content, enhancing our connection to audiences, accelerating the growth of data-driven advertising products and further expanding our unmatched global reach. Ratings increased at several of Viacom's major networks, including Nickelodeon, Nick at Nite, VH1 and TV Land, and ratings trends at nearly all of our networks showed sequential improvement as we successfully completed a very strong upfront across our brands. Internationally, our media networks are driving strong double-digit revenue growth, with new channel launches, growing distribution partnerships and substantial ad sales gains. Viacom's third quarter results were impacted by the underperformance of Teenage Mutant Ninja Turtles: Out of the Shadows."

Revenues

(in millions)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2016	2015	2016 vs. 2015	2016	2015	2016 vs. 2015

Media Networks	$2,513	$2,597	(3)%	$7,459	$7,703	(3)%
Filmed Entertainment	621	479	30	1,888	1,858	2
Eliminations	(27)	(18)	NM	(85)	(81)	NM
Total Revenues	$3,107	$3,058	2%	$9,262	$9,480	(2)%

NM - Not Meaningful

Quarterly revenues increased 2% to $3.11 billion, as Filmed Entertainment gains more than offset a decrease in Media Networks revenues. Media Networks revenues were $2.51 billion, a decline of 3%. Domestic advertising revenues decreased 4%, as pricing increases were more than offset by softer ratings at some of our networks compared to the previous year, and a continuing strategic reduction of unit loads. International advertising revenues increased 13%, driven principally by growth in Europe. Absent an adverse 6% impact of foreign exchange, international advertising revenues increased 19%. Domestic affiliate revenues decreased 10%, principally reflecting a difficult comparison with the timing of revenues from certain distribution agreements in the prior year. International affiliate revenues increased 9%, and absent an adverse 3% impact of foreign exchange, international affiliate revenues increased 12%.

Filmed Entertainment revenues grew 30% to $621 million, driven by gains in license fees and theatrical revenues. Worldwide theatrical revenues increased to $91 million in the quarter, reflecting the June release of Teenage Mutant Ninja Turtles: Out of the Shadows. License fees grew 39% to $297 million in the quarter, driven by the licensing of certain titles for subscription video-on-demand services and revenues from Paramount Television productions.

Operating Income/(Loss)

(in millions)	Quarter Ended June 30,		B/(W)	Nine Months Ended June 30,		B/(W)
	2016	2015	2016 vs. 2015	2016	2015	2016 vs. 2015

Media Networks	$872	$1,114	(22)%	$2,734	$3,121	(12)%
Filmed Entertainment	(26)	48	NM	(308)	(11)	NM
Corporate expenses	(60)	(58)	(3)	(163)	(176)	7
Eliminations	2	1	NM	2	3	NM
Equity-based compensation	(19)	(21)	10	(71)	(72)	1
Adjusted operating income (Non-GAAP)	769	1,084	(29)	2,194	2,865	(23)
Loss on pension settlement	—	—	—	—	(24)	NM
Restructuring and programming charges	—	—	—	—	(784)	NM
Operating income (GAAP)	$769	$1,084	(29)%	$2,194	$2,057	7%

NM - Not Meaningful

Quarterly operating income declined 29% to $769 million. Media Networks adjusted operating income decreased 22% to $872 million, reflecting revenue declines as well as an increase in programming and marketing expenses. Filmed Entertainment reported an adjusted operating loss of $26 million, reflecting the timing of expenses and theatrical performance in the quarter.
Quarterly net earnings attributable to Viacom decreased to $432 million and adjusted net earnings declined to $419 million. Diluted earnings per share for the quarter were $1.09 and adjusted diluted earnings per share were $1.05.

Debt
At June 30, 2016, total debt outstanding was $12.37 billion, compared with $12.29 billion at September 30, 2015. In the quarter, the Company repaid the $368 million aggregate principal amount of its 6.250% Senior Notes due April 2016. The Company’s cash balances were $192 million at June 30, 2016, a decrease from $506 million at September 30, 2015.
About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Channel 5 (UK), Logo, Nicktoons, TeenNick and Paramount Channel, reach approximately 3.8 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (twitter.com/viacom) and Facebook page (facebook.com/viacom).
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect of actions taken in the name of the Company's controlling stockholder to affect control of the Company and the related uncertainty under which the Company is operating; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings, advertising revenues and affiliate fees; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2015 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications and	Senior Vice President, Investor Relations
Corporate Affairs	(212) 258-6377
(212) 846-7503	james.bombassei@viacom.com
jeremy.zweig@viacom.com

Kareem Chin
Vice President, Investor Relations
(212) 846-6305
kareem.chin@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
(in millions, except per share amounts)	2016	2015	2016	2015

Revenues	$3,107	$3,058	$9,262	$9,480
Expenses:
Operating	1,575	1,252	4,822	4,931
Selling, general and administrative	708	666	2,080	2,118
Depreciation and amortization	55	56	166	168
Restructuring	—	—	—	206
Total expenses	2,338	1,974	7,068	7,423
Operating income	769	1,084	2,194	2,057
Interest expense, net	(156)	(166)	(466)	(492)
Equity in net earnings of investee companies	19	28	85	103
Other items, net	3	—	(1)	(30)
Earnings before provision for income taxes	635	946	1,812	1,638
Provision for income taxes	(195)	(301)	(602)	(528)
Net earnings (Viacom and noncontrolling interests)	440	645	1,210	1,110
Net earnings attributable to noncontrolling interests	(8)	(54)	(26)	(72)
Net earnings attributable to Viacom	$432	$591	$1,184	$1,038

Basic earnings per share attributable to Viacom	$1.09	$1.49	$2.99	$2.57
Diluted earnings per share attributable to Viacom	$1.09	$1.47	$2.98	$2.54
Weighted average number of common shares outstanding:
Basic	396.5	397.5	396.4	403.6
Diluted	398.0	401.2	397.9	408.0
Dividends declared per share of Class A and Class B common stock	$0.40	$0.40	$1.20	$1.06

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	June 30, 2016	September 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$192	$506
Receivables, net	2,973	2,807
Inventory, net	829	786
Prepaid and other assets	615	479
Total current assets	4,609	4,578
Property and equipment, net	852	947
Inventory, net	4,106	3,616
Goodwill	11,411	11,456
Intangibles, net	326	340
Other assets	1,301	1,206
Total assets	$22,605	$22,143
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$277	$506
Accrued expenses	702	748
Participants' share and residuals	773	860
Program obligations	634	703
Deferred revenue	428	481
Current portion of debt	1,369	18
Other liabilities	452	537
Total current liabilities	4,635	3,853
Noncurrent portion of debt	10,996	12,267
Participants' share and residuals	380	351
Program obligations	326	356
Deferred tax liabilities, net	632	150
Other liabilities	1,281	1,348
Redeemable noncontrolling interest	203	219
Commitments and contingencies
Viacom stockholders' equity:
Class A common stock, par value $0.001, 375.0 authorized; 49.4 and 50.1 outstanding, respectively	—	—
Class B common stock, par value $0.001, 5,000.0 authorized; 347.4 and 348.0 outstanding, respectively	—	—

Additional paid-in capital	10,059	10,017
Treasury stock, 399.5 and 398.0 common shares held in treasury, respectively	(20,804)	(20,725)
Retained earnings	15,467	14,780
Accumulated other comprehensive loss	(630)	(534)
Total Viacom stockholders' equity	4,092	3,538
Noncontrolling interests	60	61
Total equity	4,152	3,599
Total liabilities and equity	$22,605	$22,143

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and nine months ended June 30, 2016 and the nine months ended June 30, 2015 to adjusted results that exclude the impact of certain items identified as affecting comparability. We use consolidated adjusted operating income, adjusted earnings before provision for income taxes, adjusted provision for income taxes, adjusted net earnings attributable to Viacom and adjusted diluted earnings per share ("EPS"), as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America, they should not be considered in isolation of, or as a substitute for, operating income, earnings before provision for income taxes, provision for income taxes, net earnings attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies. There were no adjustments to our results for the quarter ended June 30, 2015.

(in millions, except per share amounts)
	Quarter Ended June 30, 2016
	Operating Income	Earnings Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings Attributable to Viacom	Diluted EPS
Reported results (GAAP)	$769	$635	$195	$432	$1.09
Factors Affecting Comparability:
Discrete tax benefit (2)	—	—	13	(13)	(0.04)
Adjusted results (Non-GAAP)	$769	$635	$208	$419	$1.05

	Nine Months Ended June 30, 2016
	Operating Income	Earnings Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings Attributable to Viacom	Diluted EPS
Reported results (GAAP)	$2,194	$1,812	$602	$1,184	$2.98
Factors Affecting Comparability:
Discrete tax expense (3)	—	—	(8)	8	0.02
Adjusted results (Non-GAAP)	$2,194	$1,812	$594	$1,192	$3.00

	Nine Months Ended June 30, 2015
	Operating Income	Earnings Before Provision for Income Taxes	Provision for Income Taxes (1)	Net Earnings Attributable to Viacom	Diluted EPS
Reported results (GAAP)	$2,057	$1,638	$528	$1,038	$2.54
Factors Affecting Comparability:
Restructuring and programming charges (4)	784	784	264	520	1.27
Loss on pension settlement (5)	24	24	9	15	0.04
Discrete tax expense (3)	—	—	(23)	23	0.06
Adjusted results (Non-GAAP)	$2,865	$2,446	$778	$1,596	$3.91

(1) The tax impact has been calculated by applying the tax rates applicable to the adjustments presented.
(2) The net discrete tax benefit was principally related to the release of tax reserves upon the remeasurement of excess foreign tax credits associated with the reorganization of certain non-U.S. subsidiaries in the fourth quarter of 2015.
(3) The net discrete tax expense was principally related to a reduction in qualified production activity tax benefits as a result of retroactively reenacted legislation, partially offset by reserve releases.
(4) The pre-tax charge of $784 million reflects $578 million of programming charges and a $206 million restructuring charge associated with workforce reductions.
(5) The pre-tax non-cash charge of $24 million was driven by the settlement of pension benefits of certain participants of our funded pension plan.